信達律師事務所
SUNDIAL LAW FIRM

中国 深圳 福田区 益田路6001号 太平金融大厦11-12楼 邮政编码：518017
11-12/F, TAIPING FINANCE TOWER, YITIAN ROAD 6001, FUTIAN DISTRICT, SHENZHEN, P. R. CHINA
电话(Tel)：(0755)88265288 传真(Fax)：(0755) 88265537
电子邮件（E-mail）：info@sundiallawfirm.com
网站（Website）：www. sundiallawfirm.com

VIA EDGAR

February 22, 2024

Plutus Financial Group Limited
8/F, 80 Gloucester Road
Wan Chai, Hong Kong

Re: Plutus Financial Group Limited

Ladies and Gentlemen:

We have acted as People's Republic of China counsel to Plutus Financial Group Limited (the "Company") in connection with the registration statement on Form F-1, including all amendments thereto (the "Registration Statement"), filed by the Company with the United States Securities and Exchange Commission. We hereby consent to the reference to our firm under heading "PRC Government Permissions and Approvals" in the Registration Statement.

In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder

Yours faithfully,

Sundial Law Firm